UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2012 (September 17, 2012)

PEOPLES BANCORP INC.
(Exact name of Registrant as specified in its charter)

Ohio	0-16772	31-0987416
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

138 Putnam Street, PO Box 738
Marietta, Ohio	45750-0738
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(740) 373-3155

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02    Change in Compensation of Daniel K. McGill, Executive Vice President, Chief Commercial Banking Officer of Peoples Bancorp Inc.

On September 13, 2012, the Compensation Committee (“Committee”) of Peoples Bancorp Inc. (“Peoples”) approved a $50,000 cash bonus payable on September 28, 2012 to Daniel K. McGill, who serves as the Executive Vice President, Chief Commercial Banking Officer of Peoples and of its banking subsidiary Peoples Bank, National Association (“Peoples Bank”). In addition, the Committee approved a grant of 15,000 restricted common shares of Peoples to be awarded on October 30, 2012, with vesting of these restricted common shares to occur as follows, if on the relevant vesting date Mr. McGill remains employed by Peoples and Peoples Bank: (i) 5,000 of the restricted common shares will vest 12 months after the grant date; (ii) 5,000 of the restricted common shares will vest 24 months after the grant date; and (iii) 5,000 of the restricted common shares will vest 36 months after the grant date. The restricted common shares are subject to the terms of the Peoples Bancorp Inc. Amended and Restated 2006 Equity Plan and the applicable restricted stock award agreement. In approving the cash bonus and grant of restricted common shares, the Committee considered Mr. McGill's contributions to Peoples' improved asset quality and earnings growth, and approved the compensation as part of a directed retention strategy specific to Mr. McGill.

Item 8.01    Other Events

On September 17, 2012, Peoples Bancorp Inc. (“Peoples”) announced that it closed its acquisition of Sistersville Bancorp, Inc. (“Sistersville”) as of the close of business on September 14, 2012. Peoples and Sistersville first announced that they had entered into an agreement to merge in June 2012.
A copy of the press release announcing the event is being furnished as Exhibit 99 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

a) - c)
Not applicable

d) Exhibits
See Index to Exhibits on Page 3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP INC.

Date:	September 18, 2012	By:/s/	EDWARD G. SLOANE
Edward G. Sloane
Executive Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description
99	News Release issued by Peoples Bancorp Inc. on September 17, 2012